exhibit 10.12


            Intellectual Property Purchase Agreement

                             Recital

THIS AGREEMENT made this 5th day of February 2003 by and between CareDecision.net, Inc. a California corporation (CD.net), and
CareDecision Corporation, a Nevada corporation (Care).

WITNESETH:
In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1. CD.net shall sell and Care shall purchase, free and clear of all liens, encumbrances and liabilities, those assets of CD.net's Intellectual Property and know-how, more commonly known as Hospitalist Care Manager, Microsoft Windows CE Version 2.11, consisting of computer software for PDA devices, computer source code, other related computer software and computer equipment, all of which are more fully described and enumerated in Schedule A which is attached hereto and by this reference made a part hereof.

2. Care shall pay the CD.net, as the purchase price for the foregoing; two million five hundred thousand (2,500,000) shares in restricted, legended shares of common stock in Care.

3. CD.net shall sell, assign, transfer, and convey to Care the Intellectual Property assets, as described in Paragraph above, free of all liabilities.

4. All equipment included in the sale shall be in good working condition at the time of sale. Care shall accept the assets "as is" without warranty as to their condition and operation.

5. The actions to be taken by the parties hereto to close the transaction as provided shall take place on or before March 31, 2003, at the office of Care, 2660 Townsgate Road, Suite 310, Westlake Village, CA 91361, hereinafter referred to as the ("Closing Date"). On Closing Date, CD.net shall deliver to Care possession of the assets, and good and sufficient instruments of transfer, conveying and transferring the assets to Care. Such delivery shall be made against payment and delivery to the CD.net of the shares as set forth herein above. The instruments of transfer shall contain covenants and warranties, as described below, that CD.net has good and marketable title in and to the assets.

6, CD.net covenants, warrants and represents:

(a) CD.net is not presently involved in any activity or outstanding dispute with any taxing authority as to the amount of any taxes due, nor has he/she received any notice of any deficiency, credit or other indication of deficiency from any taxing authority.

(b) CD.net is the owner of and has good and marketable title to all of the assets enumerated in Paragraph 1, free from all encumbrances.

(c) Care waives the benefit of any redress allowed by the Nevada Corporate Code or any other applicable code; provided, however, that CD.net shall indemnify and hold harmless Care from any and all claims of its creditors and such assets shall transfer to Care, free and clear of all liens and encumbrances.

(d) All representations and warranties made by CD.net shall survive the Closing.

7 CD.net hereby assumes all risk of loss, damage or destruction resulting from fire or other casualty to the time of transfer of assets and Closing.

8.   This   Agreement   shall  be  binding  upon   the   personal
representatives,  successors and assignees of the  parties.  This
Agreement and any accompanying instruments and documents include the entire transaction between the parties and


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there   are   no   representations,  warranties,   covenants   or
conditions, except those specified herein or in accompanying instruments and documents.

9. All covenants, warranties and representations herein shall survive this Agreement and the Closing Date.

10. This Agreement shall be governed in all respects by the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals, the date and place first above written.



CareDecision.net

/s/ Keith Berman
----------------
Keith M. Berman, President



CareDecision Corporation

/s/ Robert Cox
--------------
Robert Cox, CEO



/s/ Tom A. Poff
---------------
Witness


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                          Schedule A to
            Intellectual Property Purchase Agreement
                        February 5, 2003


All of the following, whether now existing or owned or hereafter created or acquired, wherever located, including substitutions, accessions, additions and replacements thereto and proceeds thereof as and only for the intellectual property more commonly known as CareDecision.net, Inc. (CD.net) Hospitalist Case Manager, Microsoft Windows CE Version 2.11:

       (i) all inventory, including raw materials, work-in-progress, finished and semi-finished inventory, and all names and marks affixed or to be affixed thereto for purposes of selling same for the seller, manufacturer or licensor thereof, and all right, title and interest of CD.net therein and thereto;

       (ii) all machinery, equipment, furniture, fixtures, and all accessories, fittings and parts therefor;

       (iv) all of CD.net's books and records relating to all of the foregoing;

       (v) any and all products and proceeds of the foregoing in any form, whether from the voluntary or involuntary disposition thereof, including without limitation accounts, contract rights, general intangibles, chattel paper, documents, instruments, inventory, equipment, fixtures, all insurance proceeds and all claims by CD.net against third parties for damage to or loss or destruction of any or all of the foregoing.


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